EXECUTION COPY

SUCCESSOR AGENT AGREEMENT

This SUCCESSOR AGENT AGREEMENT is dated as of April 8, 2010 (the "Agreement") by and among RIVIERA HOLDINGS CORPORATION ("Borrower"), CANTOR FITZGERALD SECURITIES ("CF" or the "Successor Agent"), and WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, in its capacities as Administrative Agent under, and as defined in the Credit Agreement (as defined below) (together, in such capacity, the "Existing Agent"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, (i) Borrower, certain domestic subsidiaries of the Borrower party to the Credit Agreement referenced below as guarantors, the several banks and other financial institutions and other entities from time to time party thereto (the "Lenders"), and the Existing Agent, are parties to that certain Credit Agreement, dated as of June 8, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, by letter dated February 22, 2010, which was delivered to the Lenders on February 22, 2010, the Existing Agent provided written notice of its resignation as Administrative Agent under the Credit Agreement and the other Credit Documents;

WHEREAS, by letter dated March 19, 2010, addressed to the Existing Agent and the Borrower, Lenders constituting the Required Lenders indicated their approval, in consultation with the Borrower, pursuant to Section 8.9 of the Credit Agreement, to the appointment of CF to act as the successor Administrative Agent under the Credit Documents; and

WHEREAS, this Agreement shall confirm and set forth the terms of the resignation of the Existing Agent as Administrative Agent and the appointment of CF as successor Administrative Agent in accordance with Section 8.9 of the Credit Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Effective Date of Resignation of Existing Agent and Appointment of Successor Agent. The Existing Agent hereby appoints CF to act as the successor Administrative Agent under the Credit Documents, CF hereby accepts such appointment (the Required Lenders having heretofore approved such appointment), and the Borrower hereby consents to such appointment. CF's appointment as successor Administrative Agent shall be effective, as of 12:01 A.M., New York City time on the Business Day immediately following the date the Existing Agent receives duly executed counterparts of this Agreement that, when taken together bear the signatures of the Borrower, the Successor Agent and the Existing Agent, the Existing Agent's professionals receive payment of the fees and expenses specified in Section 6 below, and the Successor Agent shall have received the initial payment of the agency fees pursuant to the Fee Letter (as defined below) (the "Effective Date").

2. Rights, Duties and Obligations. The Existing Agent assigns and the Successor Agent is hereby vested with, all the rights, powers, and privileges of the Existing Agent as

Administrative Agent as described in the Credit Documents and assumes the obligations, responsibilities and duties of the Existing Agent in accordance with the terms of the Credit Documents, in each case, including, without limitation, in the Existing Agent's capacity as Administrative Agent, secured party, grantee, mortgagee, beneficiary, assignee and each other similar capacity, if any, in which the Existing Agent was granted Liens on any real or personal property of the Borrower, any other Credit Party, or any other Person, as security for all or any of the Obligations. The Existing Agent agrees to reasonably cooperate with the Successor Agent in the transition of its duties and obligations. Without limitation of the generality of the foregoing, the Existing Agent agrees to cooperate with the Successor Agent to the extent necessary or appropriate and at the sole expense of the Borrower, in (a) substituting the Successor Agent as the secured party on all Security Documents and other documents and filings in connection therewith and (b) transferring to the Successor Agent physical possession of any Collateral of which it has physical possession, provided, however, that notwithstanding anything to the contrary set forth in Section 8.9 of the Credit Agreement or other provision of the Credit Documents, until such time as the Successor Agent is so substituted and physical possession of such Collateral is so transferred, the Existing Agent shall remain the Lenders' agent and bailee for purposes of perfecting their lien on the Collateral. Nothing in this Agreement shall be deemed a termination of the provisions of the Credit Documents that are expressly stated in Section 8.9 of the Credit Agreement or in any other section of the Credit Documents to survive the Existing Agent's resignation. Each of the Credit Parties hereby authorizes CF to prepare and file such UCC assignments and/or amendments as CF or the Required Lenders may reasonably deem necessary or desirable in connection with the assignment of the Existing Agent's rights, powers and privileges to CF and the assumption by CF of the obligations, responsibilities and duties of the Existing Agent hereunder.

3. Credit Documents.

(a) The parties hereby further agree and acknowledge that, from and after the Effective Date, the Successor Agent shall be, and shall be deemed to be, the Administrative Agent under the Credit Agreement and the other Credit Documents. In furtherance of the foregoing, all defined terms referencing Wachovia Bank, National Association, as the Administrative Agent in the Credit Agreement, the Security Agreement and the other Credit Documents are amended as of the Effective Date to reference CF, as the Administrative Agent thereunder.

(b) The parties agree that as of the Effective Date, pursuant to Section 9.2(c) of the Credit Agreement, the address and contact details for the Administrative Agent set forth in Section 9.2(a)(ii) of the Credit Agreement are changed to the address set forth below:

The Administrative Agent	Cantor Fitzgerald Securities 110 East 59th Street New York, New York 10022 Attention: Stephen Ewald Telephone: (212) 829-5238 Telecopy: (917) 677-8224
With a copy to	Cantor Fitzgerald Securities

900 West Trade Street, Suite 725
Charlotte, North Carolina 28202
Attention: Bobbie Young
Telephone: (888) 556-2653
Telecopy: (646) 390-1764

and

Cadwalader, Wickersham & Taft LLP
227 West Trade Street, Suite 2400
Charlotte, North Carolina 28202
Attention: Steven Cohen
Telephone: 704-348-5100
Telecopy: 704-348-5200

(c) The parties agree that all other notice provisions referring to Existing Agent as Administrative Agent in any other Credit Documents are amended as of the Effective Date to reference CF at the address set forth in Section 3(b) above.

(d) In the event that on or after the Effective Date, Existing Agent receives (i) any proceeds of Collateral, which are delivered to it in its capacity as predecessor Administrative Agent under the Credit Documents or (ii) any funds in respect of any Loans, which are delivered to it in its capacity as predecessor Administrative Agent under the Credit Agreement, the Credit Parties, the Successor Agent and the Lenders hereby agree that Existing Agent will forward promptly such proceeds or funds to the Successor Agent by wire transfer of immediately available funds to CF in accordance with the instructions set forth on Schedule 1 attached hereto.

4. Representations and Warranties.

(a) Each of the parties hereto hereby severally represents and warrants the following to each other party hereto:

(i) this Agreement is a legal, valid, and binding agreement of such party, enforceable according to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(ii) such party has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby.

(b) The Borrower further represents and warrants that as of the Effective Date, the outstanding principal amount of the Loans is as set forth on Schedule 2 attached hereto, and that no Letters of Credit are outstanding.

5. Covenants of Existing Agent and Credit Parties. (a) The Existing Agent covenants and agrees that it will, in each case at Borrower's sole expense, (i) deliver, or cause to be delivered, promptly to the Successor Agent, (A) the Register referenced in Section 9.6(c) of

the Credit Agreement (which shall include a schedule setting forth the outstanding principal amount of, and accrued interest and fees payable on, the Loans and Letters of Credit as of the Effective Date); and (B) executed copies of the Credit Agreement and the other Credit Documents in its possession; and (ii) take all actions reasonably requested by the Successor Agent or its representatives necessary to carry out the intent and purposes of this Agreement (including, without limitation, to facilitate the transfer of information to the Successor Agent in connection with the Credit Documents and the substitution of the Successor Agent for the Existing Agent in all Security Documents and, if appropriate, the delivery to Successor Agent of any Collateral of which Existing Agent has physical possession, including but not limited to stock certificates and stock powers).

(b) Each of the Credit Parties hereby consents to all actions taken by the Existing Agent and the Successor Agent pursuant to clause (a) hereof.

(c) Each of the Credit Parties, at the Borrower's sole expense, agrees to cause to be promptly and duly taken, executed, acknowledged and delivered any such further acts, documents, instruments and assurances as may be necessary or as the Successor Agent may reasonably request in order to (i) carry out the intent and purpose of this Agreement and the transactions contemplated herein or (ii) obtain the full benefits of this Agreement, the Credit Agreement, the other Credit Documents and the rights and powers herein and therein granted.

6. Fees and Expenses. Commencing on or prior to the Effective Date, Borrower shall pay the Successor Agent the agency fees set forth in the Credit Agreement Successor Agent Fee Letter, dated April 8, 2010, executed by Borrower and CF (the "Fee Letter"). All other provisions of the Credit Agreement providing for the payment of other fees and expenses of, and providing indemnities for the benefit of, the Administrative Agent, shall remain in full force and effect for the benefit of the Existing Agent and the Successor Agent in accordance with the provisions thereof. Without limiting the generality of the foregoing, the Borrower agrees to reimburse the Existing Agent and CF respectively for reasonable out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of counsel to each of the Existing Agent and CF) incurred by the Existing Agent and CF, as applicable, in connection with: (a) its due diligence review of the Credit Documents and any other agreements or transactions entered into in connection with the foregoing, (b) the consummation of the transactions contemplated by this Agreement (including, without limitation, any required filing of record of any instrument effecting or giving notice of the assignment evidenced hereby) and (c) the negotiation and preparation of this Agreement and all other documents, instruments and certificates executed in connection therewith; provided that such out-of-pocket costs and expenses of CF in connection with the items referenced in this sentence and in Section 5(c) above shall not exceed $20,000, except in the event of unusual or unexpected circumstances and after discussion with the Borrower. As a condition precedent to Existing Agent executing this Agreement, the Borrower shall pay the outstanding fees and expenses of Existing Agent's professionals in the amount of $8,500.

7. [Reserved].

8. Ratification.

(a) Except as specifically modified by this Agreement, the Borrower and the Credit Parties signatory hereto, and the Successor Agent hereby ratify the Credit Agreement and each other Credit Document and agree that they shall continue to apply with full force and effect in accordance with their respective terms.

(b) Each of the Guarantors confirms and agrees that its obligations under the Collateral Agreement and the other Credit Documents are not impaired or adversely affected by this Agreement and the other Credit Documents are, and after giving effect to this Agreement shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

9. Release and Indemnity.

(a) The Borrower and the other Credit Parties hereby consent to the foregoing assignment and assumption.

(b) After giving effect to the terms of this Agreement, each of Existing Agent (solely in respect of all actions taken after the Effective Date in connection with the transition of duties and obligations to CF in accordance with the provisions of this Agreement) and CF (in all respects) shall individually be entitled to the benefit of all reimbursement and indemnification provisions in favor of the Administrative Agent set forth in the Credit Agreement and the Credit Documents (including, without limitation, those provided under Section 8.7 of the Credit Agreement), which provisions, in the case of Existing Agent, shall survive the assignment of duties and obligations to the Successor Agent hereunder. Without limitation of the generality of the foregoing, the Borrower agrees to indemnify the Existing Agent, CF and each Affiliate of the Existing Agent and CF and the partners, directors, officers, employees, agents and advisors of the Existing Agent, CF and their respective Affiliates (each such person being called an "Indemnitee") against and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of the execution, performance or delivery of this Agreement or any document contemplated hereby, the performance by the parties hereto of their respective obligations hereunder and any claim, litigation, investigation or proceeding relating specifically to the foregoing, including, without limitation, the Existing Agent's performance as bailee as contemplated in Section 2 hereunder; *provided* that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Credit Documents by such Indemnitee.

(c) The parties hereto expressly acknowledge and agree that CF shall have no responsibility or liability in connection with (i) any actions or omissions taken or not taken by Existing Agent and (ii) any actions required or contemplated to be taken prior to the Effective Date.

10. Entire Agreement. This Agreement and the Credit Documents state the entire agreement and supersede all prior agreements, written or verbal, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto. Except as expressly amended or modified hereby, the Credit Agreement, the Collateral Agreement and the other Credit Documents shall remain in full force and effect.

11. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

12. Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof,

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, at the address set forth in Section 9.2 of the Credit Agreement (except that in the case of service of process to Existing Agent, "Section 9.2 of the Credit Agreement" shall mean Section 9.2 of the Credit Agreement prior to giving effect to this Agreement) or at such other address of which the Successor Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12 any special, exemplary, punitive or consequential damages.

13. WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Counterparts and Facsimile. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Existing Agent and the Successor Agent.

17. Credit Documents. The parties hereto hereby agree that (a) this document shall constitute a Credit Document and (b) the Fee Letter shall each constitute a Credit Document, and the Borrower's obligations under such Fee Letter shall constitute Obligations.

[*signature pages follow*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

WELLS FARGO BANK, N.A., SUCCESSOR-BY-MERGER TO WACHOVIA BANK, NATIONAL ASSOCIATION,
as Existing Agent

By: [signature]
Name:
Title:
Katherine A. Harkness
Managing Director

CANTOR FITZGERALD SECURITIES,
as Successor Agent

By: ______________________
Name: James Bond
Title: Chief Operating Officer

STEPHEN P. EWALD
APPROVED
LEGAL DEPARTMENT

[Signature Page to Successor Agent Agreement]

RIVIERA HOLDINGS CORPORATION, as Borrower

By: CFO + TREASURER
Name:
Title:

RIVIERA OPERATING CORPORATION, as a Guarantor

By: CFO + TREASURER
Name:
Title:

RIVIERA BLACK HAWK, INC., as a Guarantor

By: TREASURER
Name:
Title:

RIVIERA GAMING MANAGEMENT OF COLORADO, INC., as a Guarantor

By: TREASURER
Name:
Title:

SCHEDULE 1

WIRE INSTRUCTIONS[1]

Bank: The Bank of New York Mellon
ABA#: 021-000-018
Acct. #: 8900730501
Acct. Name: Cantor Fitzgerald Securities-Bank Loan Agency
Currency: USD
Legal Entity: Cantor Fitzgerald Securities
Ref: Agency- Riviera Holdings
Attn: Louis Pagnotta

[1] Cantor to provide

SCHEDULE 2

LOANS AND LETTERS OF CREDIT

Term Loans

Aggregate Outstanding Principal Balance: $225,000,000

Revolving Loans

Revolving Commitments: $3,000,000

Aggregate Outstanding Principal Balance: $2,500,000